Exhibit 10.6

STOCKHOLDERS AGREEMENT

DLI HOLDING CORP.

Dated as of January 27, 2005

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Table of Contents

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STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT, dated as of January 27, 2005 (this “Agreement”), among DLI Holding Corp., a Delaware corporation (the “Company”), DLI Holding, LLC, a Delaware limited liability company (“DLI LLC”), and those employees of the Company or its Subsidiaries who are listed on Schedule A (collectively, the “Management Stockholders” and together with DLI LLC, the “Stockholders”). The initial amount of Capital Stock held by each of the Stockholders as of the date hereof is set forth on Schedule B opposite such Stockholder’s name. Capitalized terms used herein without definition are defined in Section 28.

The parties hereto agree as follows:

1. Restrictions on Transfers of Capital Stock.

1.1 [intentionally omitted.]

1.2 Restrictions on Transfers by the Management Stockholders.

(a) Generally. No shares of Capital Stock now or hereafter owned by any Management Stockholder, nor any interest therein, nor any rights relating thereto, may be Transferred except (i) pursuant to subsection (b) (“Permitted Pledges”), (ii) pursuant to subsection (c) (“Estate Planning Transfers”) or, in case of his or her death, by will or by the laws of intestate succession, to his or her executors, administrators, testamentary trustees, legatees or beneficiaries, (iii) pursuant to Section 2.1 (“Right to Sell”), (iv) pursuant to Section 3.1 (“Right to Purchase”), (v) pursuant to Section 6.1 (“Tag-Along Rights”), (vi) pursuant to Section 6.2 (“Drag-Along Rights”), (vii) in accordance with Section 1.3 (“Involuntary Transfers”), or (viii) in a Registration.

(b) Permitted Pledges. A Management Stockholder may pledge any or all shares of Capital Stock now or hereafter owned by him or her, or grant a security interest therein to secure indebtedness of such Management Stockholder owing to a bank or other financial institution, in either case on terms and conditions approved by the Board (excluding such Management Stockholder, if he or she is a member of the Board), provided, however, that any pledgee pursuant to this subsection (b) shall acquire only a security interest in such shares of Capital Stock entitling such pledgee to (i) the proceeds from any sale of such shares of Capital Stock made in compliance with the terms of this Agreement and (ii) any proceeds of any distribution to stockholders on account of the shares of Capital Stock in any liquidation as a result of any bankruptcy proceeding or the winding up of affairs of the Company, and in no event shall such pledgee be entitled to receive title to such shares of Capital Stock or any other rights incident thereto other than those specified above. The pledge agreements or other related financing agreements of any Management Stockholder shall be subject to and acknowledge the rights of the Company and the other Stockholders set forth herein and shall acknowledge the restrictions imposed on the pledgee’s security interest pursuant to this Section 1.2(b).

(c) Estate Planning Transfers. Shares of Capital Stock held by Management Stockholders may be Transferred for estate-planning purposes of such Management Stockholder to (i) a trust under which the distribution of the shares of Capital Stock may be made only to beneficiaries who are such Management Stockholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants, (ii) a charitable remainder trust, the income from which will be paid to such Management Stockholder during his or her life, (iii) a corporation, the stockholders of which are only such Management Stockholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants, or (iv) a partnership or limited liability company, the partners or members of which are only such Management Stockholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants.

1.3 Involuntary Transfers. Any transfer of title or beneficial ownership of shares of Capital Stock upon default, foreclosure, forfeit, divorce, court order or otherwise than by a voluntary decision on the part of a Stockholder (each, an “Involuntary Transfer”) shall be void unless the Stockholder complies with this Section 1.3 and enables the Company to exercise in full its rights hereunder. Upon any Involuntary Transfer, the Company shall have the right to purchase such shares pursuant to this Section 1.3, and the Person to whom such shares have been Transferred (the “Involuntary Transferee”) shall have the obligation to sell such shares in accordance with this Section 1.3. Upon the Involuntary Transfer of any shares of Capital Stock, such Stockholder shall promptly (but in no event later than two days after such Involuntary Transfer) furnish written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of such notice, and for 60 days thereafter, the Company shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the shares of Capital Stock acquired by the Involuntary Transferee for a purchase price equal to the lesser of (i) the Fair Market Value (as defined in Section 4.2(a)) of such shares of Common Stock, and (ii) the Carrying Value (as defined in Section 4.2(c)) of such shares of Common Stock.

2. Sale by Management Stockholders to the Company (“Put Rights”).

2.1 Right to Sell. Subject to all subsections of this Section 2 and to Section 5 (“Prohibited Purchases”), each of the Management Stockholders shall have the right to sell to the Company, and the Company shall have the obligation to purchase from each such Management Stockholder, all, but not less than all, of such Management Stockholder’s shares of Capital Stock:

(i) at the Fair Market Value of such shares of Capital Stock to be sold, if the employment of such Management Stockholder with the Company or any Subsidiary that employs such individual (or by the Company on behalf of any such Subsidiary) (a) is terminated without Cause or (b) terminates as a result of (i) the death or Disability of such Management Stockholder, (ii) the resignation of such Management Stockholder for Good Reason or (iii) the retirement of such Management Stockholder upon or after reaching the age of 65 (“Retirement”); or

(ii) at the Fair Market Value or the Carrying Value of such shares of Capital Stock to be sold, in the sole discretion of the Board (excluding such Management Stockholder and other members of the Board who are designees of the Management Stockholders), if the employment of such Management Stockholder with the Company or any Subsidiary that employs such individual (or by the Company on behalf of any such Subsidiary) terminates as a result of the voluntary resignation of such Management Stockholder without Good Reason; provided, that the purchase price applicable to any of such Management Stockholder’s shares of Exchange Option Stock shall be the Fair Market Value of such shares of Exchange Option Stock to be sold.

2.2 Notice. If any Management Stockholder desires to sell shares of Capital Stock pursuant to Section 2.1, he or she (or his or her estate, trust, corporation or partnership, as the case may be) shall notify the Company (a) not more than 180 days after a termination of employment as a result of the death or Disability of such Management Stockholder or (b) not more than 60 days after a termination of employment as a result of a termination without Cause, the resignation of such Management Stockholder with or without Good Reason or Retirement; provided that, if the shares of Capital Stock desired to be sold after a termination of employment as described in clause (b) of this Section 2.2 are shares of Common Stock acquired at any time by such Management Stockholder pursuant to an exercise of any stock options occurring within six months and one day of the date of termination of employment of such Management Stockholder (including, without limitation, after the termination of employment), then the notice required by this Section 2.2 shall be given to the Company not earlier than six months and one day nor later than eight months after the acquisition of such shares. Each such notice shall specify the number of shares of Capital Stock such Management Stockholder owns at the time notice is given.

2.3 Payment.

Subject to Section 5 (“Prohibited Purchases”), payment for any shares of Capital Stock sold by a Management Stockholder pursuant to Section 2.1 shall be made no later than on the date that is 30 days (or the first business day thereafter if the 30th day is not a business day) following the date of receipt by the Company of such Management Stockholder’s notice with respect to such shares pursuant to Section 2.2; provided, however, that, in the event the Company is conducting an Appraisal as required under Section 4.1 and such Appraisal (as defined in Section 4.1) is not completed by such 30th day, then payment shall be made within five business days of the completion of the Appraisal.

3. Right of the Company to Purchase from Management Stockholders.

3.1 Right to Purchase. Subject to all subsections of this Section and to Section 5 (“Prohibited Purchases”), the Company shall have the right to purchase from each Management Stockholder, and each such Management Stockholder shall have the obligation to sell to the Company, all, but not less than all, of such Management Stockholder’s shares of Capital Stock:

(i) at the Fair Market Value of such shares of Capital Stock to be purchased, if such Management Stockholder’s employment with the Company and any Subsidiary that employs such individual is terminated as a result of (A) the termination by the Company and any such Subsidiary (or by the Company on behalf of any such Subsidiary) of such employment without Cause, (B) the death or Disability of such Management Stockholder, (C) the resignation of such Management Stockholder for Good Reason, or (D) the Retirement of such Management Stockholder;

(ii) at the lesser of the Fair Market Value and the Carrying Value of such shares of Capital Stock to be purchased, if such Management Stockholder’s employment with the Company and any Subsidiary that employs such individual is terminated by the Company and any such Subsidiary (or by the Company on behalf of any such Subsidiary) for Cause; provided, that the purchase price applicable to any of such Management Stockholder’s shares of Exchange Option Stock shall be the Fair Market Value of such shares of Exchange Option Stock to be purchased; or

(iii) at the Fair Market Value or the Carrying Value of such shares of Capital Stock to be purchased, in the sole discretion of the Board (excluding such Management Stockholder and other members of the Board who are designees of the Management Stockholders), if such Management Stockholder’s employment with the Company and any Subsidiary that employs such individual is terminated by the Company or such Management Stockholder for any reason other than as a result of an event described in either subparagraph (i) or (ii) of this Section 3.1; provided, that the purchase price applicable to any of such Management Stockholder’s shares of Exchange Option Stock shall be the Fair Market Value of such shares of Exchange Option Stock to be purchased.

3.2 Notice. If the Company desires to purchase shares of Capital Stock from a Management Stockholder pursuant to Section 3.1, it shall notify such Management Stockholder (or his or her estate, trust, corporation or partnership, as the case may be) not more than 60 days after the termination of employment as a result of the event giving rise to the Company’s right to acquire such Management Stockholder’s shares of Capital Stock; provided that, with respect to the Company’s purchase of shares of Common Stock acquired at any time by such Management Stockholder pursuant to an exercise of any stock options occurring within six months and one day of the date of termination of employment of such Management Stockholder (including, without limitation, after the termination of employment) in connection with any termination other than as a result of death, Disability or for Cause, the notice required by this Section 3.2 shall be given by the Company not earlier than six months and one day nor later than eight months after the acquisition of such shares.

3.3 Payment. Subject to Section 5 (“Prohibited Purchases”), payment for any shares of Capital Stock purchased by the Company pursuant to Section 3.1 shall be made on the date that is 30 days (or the first business day thereafter if the 30th day is not a business day) following the date of the receipt by a Management Stockholder of the Company’s notice with respect to such shares pursuant to Section 3.2; provided, however, that, in the event the Company is conducting an Appraisal as required under Section 4.1 and such Appraisal is not completed by such 30th day, then payment shall be made within five business days of the completion of the Appraisal.

4. Purchase Price.

4.1 Appraisal. The Company shall engage, from time to time at the discretion of the Board, but not less often than within 90 days after every fiscal year, commencing with the fiscal year ending on December 31, 2004, an independent valuation consultant or appraiser of recognized national standing, reasonably satisfactory to DLI LLC (the “Appraiser”), to appraise the Fair Market Value of the shares of Common Stock as of the last day of the calendar year then most recently ended or, at the request of the Company, as of any more recent date (the “Appraisal Date”), and to prepare and deliver a report to the Company describing the results of such appraisal (the “Appraisal”). The Company shall bear the fees and expenses of each Appraisal.

4.2 Fair Market Value.

(a) The “Fair Market Value” of any share of Common Stock shall be (x) the fair market value of the entire equity interest of the Company taken as a whole, without additional premiums for control or discounts for minority interests or restrictions on transfer, divided by (y) the number of outstanding shares of Common Stock, calculated on a fully diluted, provided that the Appraiser shall be entitled to determine, in its judgment, the extent to which any stock options, the exercise price of which exceeds the Fair Market Value of the underlying shares of Common Stock, should be included in the calculation of the number of fully diluted shares of Common Stock.

(b) The Fair Market Value of any share of Common Stock shall be calculated with reference to the most recent Appraisal and as of the most recent Appraisal Date prior to the termination of the relevant Management Stockholder’s employment or the Involuntary Transfer, as the case may be, provided that, if the relevant Management Stockholder or the Company gives notice in accordance with Section 2.2 or Section 3.2, respectively, concerning shares of Common Stock acquired at any time by such Management Stockholder pursuant to an exercise of any stock options occurring within six months prior to the date of termination of employment of such Management Stockholder (including, without limitation, after the termination of employment), the Fair Market Value of any share of Common Stock acquired at any time pursuant to an exercise of stock options with respect to which such notice was given shall be calculated with reference to the most recent Appraisal and as of the most recent Appraisal Date prior to the date of such notice (or as of the first Appraisal and the first Appraisal Date in the event that such termination or Involuntary Transfer occurs prior to December 31, 2005).

(c) Carrying Value. For the purposes of this Agreement, the “Carrying Value” of any share of Common Stock being purchased by the Company shall be equal to the price paid by the selling Stockholder for any such share less the amount of dividends and other distributions paid in respect of such share, provided that the price of any shares of Common Stock that were acquired by a Management Stockholder pursuant to the exercise of Exchange Options shall be equal to the Closing Date Value, less the amount of dividends and distributions paid in respect of such shares.

5. Prohibited Purchases. Notwithstanding anything to the contrary herein, the Company shall not be permitted or obligated to purchase any shares of Capital Stock from a Management Stockholder hereunder to the extent (a) the Company is prohibited from purchasing such shares by applicable law or by any debt instruments or agreements, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof, which have been entered into or which may be entered into by the Company or any of its Subsidiaries, including those to acquisitions by the Company or recapitalizations by the Company (the “Financing Documents”), (b) an event of default has occurred (or, with notice or the lapse of time or both, would occur) under any Financing Document and is (or would be) continuing, (c) the purchase of such shares of Capital Stock would, or in the view of the Board (excluding, if applicable, such Management Stockholder and other members of the Board who are designees of the Management Stockholders), would be reasonably likely to result in the occurrence of an event of default under any Financing Document or create a condition which would be reasonably likely to, with notice or lapse of time or both, result in such an event of default or (d) the purchase of such shares of Capital Stock would, in the view of the Board (excluding such Management Stockholder and other members of the Board who are designees of the Management Stockholders), be imprudent in view of the financial condition (present or projected) of the Company or any of its Subsidiaries or the anticipated impact of the purchase of such shares of Capital Stock on the Company’s or any of its Subsidiaries’ ability to meet their respective obligations under any Financing Document or otherwise. If shares of Capital Stock which the Company has the right or obligation to purchase on any date exceed the total amount permitted to be purchased on such date pursuant to the preceding sentence (the “Maximum Amount”), the Company shall purchase on such date only that number of shares of Capital Stock up to the Maximum Amount (if any) (and shall not be required to purchase more than the Maximum Amount) in such amounts as the Board shall in good faith determine, applying the following order of priority:

(a) First, the shares of Capital Stock of all Management Stockholders whose shares of Capital Stock are being purchased by the Company by reason of termination of employment due to death or Disability and, to the extent that the number of shares of Capital Stock that the Company is obligated to purchase from such Management Stockholders (but for this Section 5) exceeds the Maximum Amount, such shares of Capital Stock pro rata among such Management Stockholders on the basis of the number of shares of Capital Stock held by each of such Management Stockholders that the Company is obligated to or has the right to purchase,

(b) Second, to the extent that the Maximum Amount is in excess of the amount the Company purchases pursuant to clause (a) above, the shares of Capital Stock of all Management Stockholders whose shares of Capital Stock are being purchased by the Company by reason of termination of employment without Cause or due to Retirement or resignation for Good Reason up to the Maximum Amount (as reduced by shares described in clause (a) to be purchased) and, to the extent that the number of shares of Capital Stock that the Company is obligated to purchase from such Management Stockholders (but for this Section 5) exceeds the Maximum Amount (as reduced by shares described in clause (a) to be purchased), such shares of Capital Stock pro rata among such Management Stockholders on the basis of the number of shares of Capital Stock held by each of such Management Stockholders that the Company is obligated or has the right to purchase, and

(c) Third, to the extent the Maximum Amount is in excess of the amounts the Company purchases pursuant to clauses (a) and (b) above, the shares of Capital Stock of all other Management Stockholders whose shares of Capital Stock are being purchased by the Company up to the Maximum Amount (as reduced by shares described in clauses (a) and (b) to be purchased) and, to the extent that the number of shares of Capital Stock that the Company is obligated to purchase from such Management Stockholders (but for this Section 5) exceeds the Maximum Amount (as reduced by shares described in clauses (a) and (b) to be purchased), the shares of Capital Stock of such Management Stockholders in such order of priority and in such amounts as the Board (excluding such Management Stockholders and other members of the Board who are designees of the Management Stockholders) in its sole discretion shall in good faith determine to be appropriate under the circumstances.

Notwithstanding anything to the contrary contained in this Agreement, if the Company is unable to make any payment when due to any Management Stockholder under this Agreement by reason of this Section 5, the Company shall have the option to either (i) make such payment at the earliest practicable date permitted under this Section 5 or (ii) pay the purchase price for such shares of Capital Stock with a subordinated note, which is fully subordinated in right of payment and exercise of remedies to the lenders’ rights under the Financing Documents.

6. Tag-Along and Drag-Along Rights.

6.1 Tag-Along Rights.

(a) In the event that at any time DLI LLC proposes to sell shares of Common Stock owned by it to any Person (a “Proposed Purchaser”), other than any Transfer (i) pursuant to a Registration or Rule 144, (ii) to a Management Stockholder who is a member of DLI LLC in connection with a distribution to such member, or (iii) to an Affiliate, and the shares proposed to be sold, together with all shares of Common Stock previously sold by DLI LLC and/or its Affiliates, would represent more than 25% of the aggregate number of shares of Common Stock owned by DLI LLC immediately after the Closing, then DLI LLC will promptly provide each Management Stockholder written notice (a “Sale Notice”) of such proposed sale (a “Proposed Sale”) and the material terms of the Proposed Sale as of the date of Sale Notice (the “Material Terms”), including the aggregate number of shares of Common Stock the Proposed Purchaser is willing to purchase. If, within 30 days of the receipt of the Sale Notice, DLI LLC receives a written request (a “Sale Request”) to include (I) shares of Common Stock held by one or more Management Stockholders or (II) Exchange Option Stock that will be acquired on or prior to the closing of the Proposed Sale, such Capital Stock shall be so included as provided therein; provided, however, that any Sale Request shall be irrevocable unless (x) there shall be a material adverse change in the Material Terms or (y) otherwise mutually agreed to in writing by such Management Stockholders and DLI LLC. Each Management Stockholder wishing to include in the Proposed Sale shares of Exchange Option Stock must include with such Management Stockholder’s Sale Request an irrevocable commitment to exercise such Exchange Options immediately prior to the closing of such Proposed Sale, subject only to the closing of such Proposed Sale.

(b) The number of shares of Capital Stock that any Management Stockholder will be permitted to include in a Proposed Sale on a pro rata basis pursuant to a Sale Request will be equal to the product of (i) (A) the number of shares of Common Stock and Exchange Option Stock held by such Management Stockholder divided by (B)

the number of shares of Common Stock and Exchange Option Stock held by all Stockholders participating in such Proposed Sale and (ii) the aggregate number of shares of Common Stock proposed to be sold in such Proposed Sale (the “Includible Share Number”).

(c) Shares of Capital Stock subject to a Sale Request will be included in a Proposed Sale pursuant hereto and to any agreement with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the shares of Capital Stock which DLI LLC proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation, (i) the sale consideration (which shall be reduced by the fees and expenses incurred by DLI LLC and the Company in connection with the Proposed Sale) and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications; provided however, that (x) any representations and warranties relating specifically to any Stockholder shall only be made by that Stockholder; (y) any indemnification provided by the Stockholders shall be based on the number of shares of Common Stock being sold by each Stockholder in the Proposed Sale, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the Proposed Purchaser (it being understood and agreed that the Stockholders’ contributions to such escrow shall be on a pro-rata basis in accordance with the number of shares of Capital Stock (including shares acquired pursuant to the exercise of Exchange Options) being sold by each Stockholder in such Proposed Sale), and that any such indemnification obligation of a Stockholder shall in no event exceed the net proceeds of such Stockholder from such Proposed Sale; and (z) the form of consideration to be received by DLI LLC in connection with the Proposed Sale may be different from that received by the Management Stockholders so long as the per share value of the consideration to be received by DLI LLC is the same or less than that to be received by the Management Stockholders (as reasonably determined by the Board in good faith).

(d) Upon delivering a Sale Request, each Management Stockholder will, if requested by DLI LLC (or any of its Affiliates), execute and deliver a custody agreement and power of attorney in form and substance satisfactory to DLI LLC (or any such Affiliate of DLI LLC) (a “Custody Agreement and Power of Attorney”) with respect to the shares of the Capital Stock which are to be included in the Proposed Sale pursuant to this Section 6.1. The Custody Agreement and Power of Attorney will provide, among other things, that each such Management Stockholder will deliver to and deposit in custody with DLI LLC, named as the custodian and attorney-in-fact therein, a certificate or certificates representing such shares of Capital Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint DLI LLC as such Management Stockholder’s agent and attorney-in-fact with full power and authority to act under a custody agreement and power of attorney on behalf of such Management Stockholder with respect to the matters specified therein.

(e) Each Management Stockholder agrees that he or she will execute such other agreements as DLI LLC (or any of its Affiliates) may reasonably request in connection with the consummation of a Proposed Sale and Sale Request and the transactions contemplated thereby, including, without limitation, any purchase, recapitalization or merger agreement, escrow agreement or other ancillary agreements, proxies, written consents in lieu of meetings or waivers of appraisal rights.

6.2 Drag-Along Rights.

(a) In the event that any time DLI LLC proposes to sell shares of Common Stock owned by it to any Proposed Purchaser other than any Transfer (i) pursuant to a Registration or Rule 144, (ii) to a Management Stockholder who is a member of DLI LLC in connection with a distribution to such member, or (iii) to an Affiliate, and the shares proposed to be sold, together with all shares of Common Stock previously sold by DLI LLC and/or its Affiliates would represent more than 25% of the aggregate number of shares of Common Stock owned by DLI LLC immediately after the Closing, then DLI LLC may provide each Management Stockholder written notice (a “Drag-Along Notice”) of such Proposed Sale and the Material Terms thereof not less than 25 business days prior to the proposed closing date of the Proposed Sale and each such Management Stockholder hereby agrees to sell to such Proposed Purchaser that number of shares of Common Stock equal to the product of the number of shares of Common Stock and Exchange Option Stock then held by such Management Stockholder (plus any number of shares to be acquired by such Management Stockholder on or before the closing of the Proposed Sale) multiplied by (y) the aggregate percentage of Common Stock held by DLI LLC that is represented by the Common Stock that DLI LLC proposes to sell in the Proposed Sale (the “Applicable Share Number”); provided that (x) the number of shares of Common Stock and Exchange Option Stock held by any Stockholder (or all of them) shall be determined on an As-Converted Basis as of the date of the Drag-Along Notice.

(b) Shares of Capital Stock subject to a Drag-Along Notice and Exchange Option Stock will be included in the Proposed Sale pursuant hereto and to any agreement with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the shares of Capital Stock which DLI LLC proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation, (i) the sale consideration (which shall be reduced by the fees and expenses incurred by DLI LLC and the Company in connection with the Proposed Sale) and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications; provided, however, that (x) any representations and warranties relating specifically to any Stockholder shall only be made by that Stockholder, (y) any indemnification provided by the Stockholders shall be based on the number of shares of Capital Stock being sold by each Stockholder in the Proposed Sale, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the Proposed Purchaser (it being understood and agreed that the Stockholders’ contributions to such escrow shall be on a pro-rata basis in accordance with the number of shares of Capital Stock (including shares acquired pursuant to the exercise of Exchange Options) being sold by each Stockholder in such Proposed Sale), and that any such indemnification obligation of a Stockholder shall in no event exceed the net proceeds of such Stockholder from such Proposed Sale, and (z) that the form of consideration to be received by DLI LLC in connection with the Proposed Sale may be different from that received by the Management Stockholders so long as the per share value of the consideration to be received by DLI LLC is the same or less than that to be received by the Management Stockholders (as reasonably determined by the Board in good faith).

(c) Each Management Stockholder will, if requested by DLI LLC (or any of its Affiliates), execute and deliver a Custody Agreement and Power of Attorney in form and substance satisfactory to DLI LLC (or any such Affiliate of DLI LLC) with respect to the shares of Capital Stock which are to be included in the Proposed Sale pursuant to this Section 6.2. The Custody Agreement and Power of Attorney will provide, among other things, that each such Management Stockholder will deliver to and deposit in custody with DLI LLC, named as the custodian and attorney-in-fact therein, a certificate or certificates representing such shares of Capital Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly endorsed stock powers in blank) and irrevocably appoint DLI LLC such Management Stockholder’s agent and attorney-in-fact with full power and attorney to act under a custody agreement and power of attorney on behalf of such Management Stockholder with respect to the matters specified therein.

(d) Each Management Stockholder agrees that he or she will execute such other agreements as DLI LLC (or any Affiliate of DLI LLC) may reasonably request in connection with the consummation of a Proposed Sale and Drag-Along Notice and the transactions contemplated thereby, including, without limitation, any purchase, merger or recapitalization agreement, escrow agreement or other ancillary agreements, proxies, written consents in lieu of meetings or waivers of appraisal rights.

7. Election of Directors.

(a) Each Management Stockholder shall vote all of its shares of Common Stock and any other voting securities of the Company over which such Management Stockholder has voting control and shall take all other necessary or desirable actions within such Management Stockholder’s control (whether in such Management Stockholder’s capacity as a stockholder, director, member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum, execution of written consents in lieu of meetings and approval of amendments and/or restatements of the Company’s certificate of incorporation or by-laws), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board or stockholder meetings and approval of amendments and/or restatements of the Company’s certificate of incorporation or by-laws), so that:

(i) the authorized number of directors on the Board shall be six;

(ii) all of the directors, which will be designated by DLI LLC (and which DLI LLC agrees shall initially include at least one independent director and three members of the Company’s management), shall be elected to the Board;

(iii) the composition of the board of directors of each of the Company’s Subsidiaries (a “Subsidiary Board”) shall be determined only upon the approval of the Board;

(iv) any committees of the Board or a Subsidiary Board shall be created only upon the approval of the Board; and

(v) the removal from the Board or a Subsidiary Board or a committee of the Board or a Subsidiary Board (with or without cause) of any representative designated pursuant hereto by DLI LLC shall be at DLI LLC’s written request, as the case may be, but only upon such written request and under no other circumstances.

(b) If DLI LLC fails to designate a representative to fill a directorship pursuant to the terms of this Section 7 after 30 days following a notice by the Company of such party’s failure to designate a representative have passed, the election of a person to such directorship shall be accomplished in accordance with the Company’s by-laws and applicable law.

(c) Approval of at least one designee of DLI LLC (other than any Company management designee or any independent director designated by DLI LLC) shall be required in connection with any action of the Board.

(d) In order to secure each Management Stockholder’s obligation to vote its shares of Common Stock and other voting securities of the Company in accordance with the provisions of this Section 7, each Management Stockholder hereby appoints DLI LLC as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Person’s shares of Common Stock and other voting securities of the Company for the election and removal of directors and all such other matters as expressly provided for in this Section 7. DLI LLC may exercise the irrevocable proxy granted to it hereunder at any time any Management Stockholder fails to comply with the provisions of this Section 7. The proxies and powers granted by each Management Stockholder pursuant to this paragraph (d) are coupled with an interest and are given to secure the performance of the obligations under this Agreement. Such proxies and powers will be irrevocable until the termination of this Agreement, and will survive the death, incompetency and disability of each Management Stockholder and the holders of each of his or her respective shares of Common Stock.

8. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Common Stock owned by the Stockholders shall bear upon its face the following legends, as appropriate:

(a)	“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE STOCKHOLDERS AGREEMENT OF THE ISSUER, DATED AS OF JANUARY 27, 2005 (THE “STOCKHOLDERS AGREEMENT”).”

(b)	“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS AS SPECIFIED IN THE STOCKHOLDERS AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.”

(c)	“THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

In addition, certificates representing shares of Capital Stock owned by residents of certain states shall bear any legends required by the laws of such states.

All Stockholders shall be bound by the requirements of such legends. Upon a Registration of any shares of Common Stock, the certificate representing the registered shares shall be replaced, at the expense of the Company, with certificates not bearing the legends required by clauses (a) and (b) of this Section 8.

9. Covenants; Representations and Warranties.

9.1 New Management Stockholders. Each of the Stockholders hereby agrees that any employee of the Company or any of its Subsidiaries who, after the date of this Agreement, is offered shares of any class of Common Stock or holds stock options exercisable into shares of Common Stock shall, as a condition precedent to the acquisition of such shares of Common Stock or the exercise of such stock options, as the case may be, (a) become a party to this Agreement by executing a signature page to the same and (b) if such employee is a resident of a state with a community or marital property system, cause his or her spouse to execute a Spousal Waiver in the form of Exhibit A attached hereto, and deliver such executed signature page to this Agreement and Spousal Waiver, if applicable, to the Company at its address specified in Section 21 hereof. Upon such execution and delivery, such employee shall be a Management Stockholder for all purposes of this Agreement and the Company shall amend Schedule A accordingly.

9.2 No Other Arrangements or Agreements. Each Stockholder hereby represents and warrants to the Company and to each Management Stockholder that, except for this Agreement, the Registration Rights Agreement, the LLC Agreement, the applicable stock subscription agreements, if any, with the Company (collectively, the “Stock Subscription Agreements”), and in the case of any affected Management Stockholder, any Exchange Agreement, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Stockholder, he, she or it has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to the shares of Capital Stock, including, but not limited to, arrangements or agreements with respect to the acquisition or disposition of shares of Capital Stock or any interest therein or the voting of shares of Capital Stock (whether or not such agreements and arrangements are with the Company or any of its Subsidiaries, or Management Stockholders) and each Management Stockholder agrees that, except as expressly permitted under this Agreement, he or she will not enter into any such other arrangements or agreements.

9.3 Additional Representations and Warranties. Each Stockholder represents and warrants to the Company and each other Stockholder that:

(a) such Stockholder has the power, authority and capacity (or, in the case of any Stockholder that is a corporation, limited liability company or limited partnership, all corporate limited liability company or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;

(b) in the case of a Stockholder that is a corporation, limited liability company or limited partnership, the execution, delivery and performance of this Agreement by such Stockholder have been duly and validly authorized and approved by all necessary corporate, limited liability company or limited partnership action, as the case may be;

(c) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity; and

(d) the execution, delivery and performance of this Agreement by such Stockholder does not and will not violate the terms of or result in the acceleration of any obligation under (i) any material contract, commitment or other material instrument to which such Stockholder is a party or by which such Stockholder is bound or (ii) in the case of a Stockholder that is a corporation, limited liability company or limited partnership, the certificate of incorporation and the by-laws, the certificate of formation and the limited liability company agreement, or the certificate of limited partnership and the limited partnership agreement, as the case may be.

10. Amendment and Modification. This Agreement may not be amended, modified or supplemented except by a written instrument signed by the Company, and DLI LLC, but, with respect to DLI LLC only for so long as DLI LLC holds Capital Stock; provided, however, that the Company may, pursuant to Section 9.1, amend Schedule A without the consent of any other party hereto except DLI LLC. Notwithstanding the foregoing, this Agreement may not be amended, modified or supplemented without the prior written consent of a majority in interest of the Management Stockholders (based on the aggregate number of shares of Common Stock owned by the Management Stockholders at the time of such amendment, modification or supplement), if such amendment, modification or supplement could reasonably be expected to adversely affect the Management Stockholders or, to the extent (and only to the extent) any particular Management Stockholder would be uniquely and adversely affected by a proposed amendment, modification or supplement, by such Management Stockholder. The Company shall notify all Stockholders promptly after any such amendment, modification or supplement shall have taken effect.

11. Parties.

11.1 Assignment by the Company. The Company shall have the right to assign to DLI LLC all or any portion of its rights and obligations under Sections 2.1 (“Right to Sell”), 3.1 (“Right to Purchase”) and 1.3 (“Involuntary Transfers”); provided that any such assignment or assumption is accepted by DLI LLC. If the Company has not exercised its right to purchase shares of Common Stock pursuant to any such Section within 15 days of receipt by the Company of the letter, notice or other occurrence giving rise to such right, then DLI LLC shall have the right to require the Company to assign such right. DLI LLC shall have the right to assign to one or more of its Affiliates all or any of its rights to purchase shares of Common Stock pursuant to this Section 11.1.

11.2 Assignment Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided (a) that neither the Company nor any Management Stockholder shall assign any of its rights or obligations hereunder without the consent of DLI LLC unless, in the case of an Management Stockholder, such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 11.4, (b) that DLI LLC may not assign any of its rights or obligations hereunder unless such assignment is in compliance with Section 11.4.

11.3 Termination.

(a) Any Stockholder who ceases to own shares of Capital Stock or any interest therein, shall cease to be a party to, or a Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder; provided, however, that a Transfer of shares of Capital Stock not explicitly permitted under this Agreement shall not relieve a Stockholder of any of his or her obligations hereunder. All rights and obligations pursuant to Sections 1, 2, 3, 4, 6 and 7 of this Agreement shall terminate upon the occurrence of an IPO.

(b) This entire Agreement shall terminate upon a sale of Common Stock by DLI LLC to a Third Party Investor, whether in a stock sale transaction, merger or otherwise, if (i) following such sale, a majority of the issued and outstanding shares of Common Stock are owned by Third Party Investors and (ii) the Management Stockholders were afforded a right to participate in such sale pursuant to Section 6.1, whether or not the Management Stockholders in fact exercise such right.

11.4 Agreements to Be Bound. Notwithstanding anything to the contrary contained in this Agreement, any Transfer of shares by a Stockholder (the “Transferor”) (other than (x) pursuant to a Registration, (y) pursuant to Sections 2, 3, or 11.3(b), or (z) pursuant to the exercise of the Company’s rights under Section 1.3) shall be permitted under the terms of this Agreement only if the transferee of such Transferor (the “Transferee”) shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Company, and in the case of a Transferee of a Management Stockholder who resides in a state with a community property system, such Transferee causes his or her spouse, if any, to execute a Spousal Waiver in the form of Exhibit A attached hereto. Upon the execution of the instrument of assumption by such Transferee and, if applicable, the Spousal Waiver by the spouse of such Transferee, such Transferee shall enjoy all of the rights and shall be subject to all of the restrictions and obligations of the Transferor of such Transferee, including, without limitation, if such Transferor was a Management Stockholder, the provisions of Sections 2 and 3 (which shall continue to apply as though such Transferor were still the holder of such shares).

12. Recapitalizations, Exchanges, etc. Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the shares of Capital Stock and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Capital Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. All share numbers and percentages shall be proportionately adjusted to reflect any stock split, stock dividend or other subdivision or combination effected after the date hereof.

13. No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.

14. Confidentiality. All materials and information obtained by any Stockholder who is not also an employee of the Company pursuant to the rights granted under this Agreement, together with all other confidential or proprietary information of the Company (such materials and information collectively, the “Confidential Information”), shall be kept confidential and shall not be disclosed to any third party except (a) information which is obtained by a Stockholder from a third party who is not known by such Stockholder to be prohibited from disclosing the information to such Stockholder by a contractual, legal or fiduciary obligation to the Company, (b) information which is or becomes publicly available (other than as a result of disclosure by a Stockholder in violation hereof or a third party violation of such third party’s contractual, legal or fiduciary obligation to the Company); (c) information which is independently developed, discovered or arrived at by a Stockholder without use of

Confidential Information, (d) to such Stockholder’s equity holders, directors, officers, trustees, partners, employees, agents, accountants, representatives and professional consultants (“Representatives”) on a need-to-know-basis, (e) to any Person to which such Stockholder offers to Transfer any shares of Capital Stock; provided that the prospective transferee shall agree to be bound by a confidentiality agreement for the benefit of the Company containing provisions substantially similar to the provisions of this Section 14, (f) in any report, statement, testimony or other submission to any governmental authority having or claiming to have jurisdiction over such Stockholder or (g) in order to comply with any law, rule, regulation, or order applicable to a Stockholder, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to such recipient in the course of any litigation, investigation or administrative proceeding. In the event that any party hereto or any of its Representatives becomes legally compelled by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Confidential Information, the disclosing party shall provide the Company with prompt prior written notice of such requirement and shall cooperate with the Company, at the Company’s expense, to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed, including interposing all available objections thereto, such as objections based on settlement privilege. In the event that such protective order or other similar remedy is not obtained, the disclosing party shall furnish only that portion of such Confidential Information that has been legally compelled to be furnished. Notwithstanding the foregoing, any Stockholder may disclose information that constitutes U.S. federal income tax treatment or tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such Stockholder relating to such tax treatment and tax structure. For the avoidance of doubt, and notwithstanding anything in Section 11.3 to the contrary, the confidentiality obligations described in this Section 14 shall survive the termination of this Agreement and with respect to any Stockholder, such Stockholder’s ceasing to be a party to this Agreement for any reason. Any Stockholder who is an employee of the Company or its subsidiaries shall, during such employment, disclose Confidential Information only for the benefit of the Company and in accordance with any restrictions placed on its disclosure by the Company.

15. Preparation for an IPO. Notwithstanding anything in this Agreement to the contrary, in connection with and subject to the closing of an IPO, the Stockholders shall vote their shares of Capital Stock and take all actions necessary or desirable (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including calling special board and stockholder meetings), to amend the Amended and Restated Certificate of Incorporation and the Bylaws of the Company to include (a) customary anti-takeover protections and (b) provisions preserving the rights of DLI LLC as the controlling Stockholder of the Company. In each case, such provisions will be developed by DLI LLC and the managing underwriters, taking into account (a) then-prevailing corporate governance practices for companies operating in the Company’s and its Subsidiaries’ industry and in public offerings involving controlling stockholders and (b) the then prevailing or applicable practices and requirements of any exchange on which Capital Stock may be listed.

16. Securities Act Matters. Each Stockholder understands that in addition to the restrictions on transfer contained in this Agreement, he or she must bear the economic risks of his or her investment for an indefinite period because the shares of Capital Stock have not been registered under the Securities Act.

17. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

18. Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

19. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

20. Waiver. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party to assert its or his or her rights hereunder on any occasion or series of occasions.

21. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, by certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

(i) If to the Company, to:

DLI Holding Corp.

c/o Kelso & Company

320 Park Avenue, 24th Floor

New York, New York 10022

Attention: James J. Connors II, Esq.

Facsimile No.: (212) 223-2379

with a copy (which shall not constitute notice) to Debevoise & Plimpton LLP at its address set forth below.

(ii) If to a Management Stockholder, to his or her attention at the last address of record for such Management Stockholder in the books and records of the Company.

(iii) If to DLI LLC, to:

DLI Holding, LLC

c/o Kelso & Company

320 Park Avenue, 24th Floor

New York, New York 10022

Attention: James J. Connors II, Esq.

Facsimile No.: (212) 223-2379

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Margaret A. Davenport, Esq.

Facsimile No.: (212) 909-6836

All such notices, requests, demands, waivers and other communications shall be deemed to have been received by (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

22. Headings. The headings to Sections in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

24. Entire Agreement. This Agreement, the Merger Agreement, the Registration Rights Agreement, the Advisory Agreement, the LLC Agreement and, in the case of any affected Management Stockholder, any employment agreement with the Company, any Exchange Agreement and any stock option agreement of the Company applicable to such Management Stockholder, constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings among the parties with respect to such matters. There are no representations, warranties, promises, inducements, covenants or undertakings relating to the shares of Capital Stock, other than those expressly set forth or referred to herein, in the Registration Rights Agreement, the LLC Agreement, the Stock Purchase Agreement, the Stock Subscription Agreements or, in the case of any affected Management Stockholder, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Stockholder.

25. Injunctive Relief. The shares of Capital Stock cannot readily be purchased or sold in the open market, and for that reason, among others, the Company and the Stockholders will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that, in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or any Stockholder may have. Each Stockholder hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each Stockholder hereby consents to service of process made in accordance with Section 21.

26. Attorneys’ Fees. The substantially prevailing party in any action or proceeding relating to this Agreement shall be entitled to receive an award of, and to recover from the other party or parties, any fees or expenses incurred by him, her or it (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with any such action or proceeding; provided, however, with respect to any Management Stockholder who is a party to an employment agreement with the Company, the awarding of fees and expenses in any action or proceeding relating to a dispute arising out of any such employment agreement shall be governed by such employment agreement.

27. Trial by Jury. EACH STOCKHOLDER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

28. Defined Terms. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

Advisory Agreement: the Advisory Agreement of even date herewith by and between the Company and Kelso & Company.

Affiliate: a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

Amended and Restated Certificate of Incorporation: the Company’s Amended and Restated Certificate of Incorporation, of even date herewith.

Beneficial Owner: the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934.

Board: the board of directors of the Company.

Capital Stock: the Common Stock, including for the avoidance of doubt any Exchange Option Stock.

Change of Control: with respect to any Person, the occurrence of any of the following events: (a) any other Person becoming the Beneficial Owner, directly or indirectly, of securities representing fifty percent or more of the total voting power represented by such Person’s then outstanding voting securities, (b) a change in the composition of the Board occurring within a twelve-month period, as a result of which fewer than a majority of the directors are either (i) directors of such Person as of the date hereof, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the incumbent directors at the time of such election or nomination, (c) the consummation of a merger or consolidation of such Person with any other Person, other than a merger or consolidation that would result in the voting securities of such Person outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or such surviving entity’s parent) at least fifty percent of the total voting power represented by the voting securities of such Person or such surviving entity or such surviving entity’s parent outstanding immediately after such merger or consolidation; or (d) the consummation of the sale or disposition by such Person of all or substantially all of such Person’s assets.

Cause: the meaning as set forth in the employment agreement between the Company and such Management Stockholder, or, if such Management Stockholder is not a party to an employment agreement, a termination of such Management Stockholder’s employment by the Company or any Subsidiary (or by the Company on behalf of any such Subsidiary) due to (i) the refusal or neglect of the Management Stockholder to perform substantially his or her employment-related duties, (ii) the Management Stockholder’s personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Management Stockholder’s conviction of, or entering a plea of guilty or nolo contendere (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company or any Subsidiary or its reputation or the ability of the Management Stockholder to perform his or her employment-related duties or to represent the Company or any Subsidiary), or (iv) the material breach by the Management Stockholder of any covenant or agreement with the Company or any Subsidiary, or any written policy of the Company or any Subsidiary, not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

Closing: the closing of the transactions contemplated by the Merger Agreement.

Closing Date: the effective date of this Agreement.

Closing Date Value: $32.718857 per share of Common Stock, as such number may be equitably adjusted for any stock dividend, stock split, reverse stock split, recapitalization or consolidation.

Closing Date Debt Documents: collectively, any instrument or agreement (including any amendments thereof), relating to any indebtedness for borrowed money of the Company or any of its Subsidiaries outstanding on the Closing Date, or to any indebtedness of the Company or any of its Subsidiaries issued upon a registered exchange offer of indebtedness privately placed as of the Closing Date.

Common Stock: the Common Stock of the Company, par value $.01 per share, or any other securities of the Company or any other Person issued with respect to such Common Stock by way of a conversion, exchange, replacement, stock dividend or stock split or other distribution in connection with a combination of shares, conversion exchange, replacement, recapitalization, merger, consolidation or other reorganization or otherwise.

Disability: the meaning as set forth in the employment agreement between the Company and such Management Stockholder, or, if such Management Stockholder is not a party to an employment agreement, a termination of a Management Stockholder’s employment with the Company or any Subsidiary (or by the Company on behalf of such Subsidiary) as a result of such Management Stockholder’s incapacity due to reasonably documented physical or mental illness that shall have prevented such Management Stockholder from performing his or her duties for the Company on a full-time basis for more than six months and within 30 days after written notice of termination has been given to such Management Stockholder, such Management Stockholder shall not have returned to the full-time performance of his or her duties. The date of termination in the case of a termination for “Disability” shall be deemed to be the last day of the aforementioned 30-day period.

Exchange Agreements: the Exchange Agreements of even date herewith by and between the Company and each of the Management Stockholders who are a party to this Agreement as of the date first written above, as the same may be amended, modified, supplemented or restated from time to time.

Exchange Options: any options to purchase Common Stock that were acquired pursuant to an Exchange Agreement.

Exchange Option Stock: Common Stock acquired through the exercise of Exchange Options.

Good Reason: the meaning as set forth in the employment agreement between the Company and such Management Stockholder, or, if such Management Stockholder is not a party to an employment agreement, a termination of a Management Stockholder’s employment with the Company or any Subsidiary shall be for “Good Reason” if such Management Stockholder voluntarily terminates his or her employment with the Company or any Subsidiary as a result of either of the following:

(i) without such Management Stockholder’s prior written consent, a significant reduction by the Company or any Subsidiary of his or her current salary, other than any such reduction which is part of a general salary reduction or other concessionary arrangement affecting all employees or affecting the group of employees of which the Management Stockholder is a member (after receipt by the Company or such Subsidiary of written notice and the expiration of a 20-day cure period); or

(ii) the taking of any action by the Company or any Subsidiary that would substantially diminish the aggregate value of the benefits provided him or her under the Company’s or such Subsidiary’s accident, disability, life insurance and any other employee benefit plans in which he or she was participating on the date of his or her execution of this Agreement, other than any such reduction which is (A) required by law, (B) implemented in connection with a general concessionary arrangement affecting all employees or affecting the group of employees of which the Management Stockholder is a member or (C) generally applicable to all beneficiaries of such plans (after receipt by the Company or such Subsidiary of written notice and a 20-day cure period).

IPO: an underwritten initial public offering of Common Stock having an aggregate offering value (measured by the Company’s proceeds before underwriters’ discounts and selling commissions) of at least $75 million and after which an established trading market exists for the Common Stock.

LLC Agreement: the Limited Liability Company Agreement of DLI Holding LLC, dated as of the date first written above, as the same may be amended, modified, supplemented or restated from time to time.

Merger Agreement: the Agreement and Plan of Merger, dated as of July 1, 2004, by and among the Company, DLI Acquisition, Inc. and Del Laboratories, Inc., as the same may be amended modified, supplemented or restated from time to time.

Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Registration: the closing of a public offering pursuant to an effective registration statement (including a “take down” of a shelf registration statement) under the Securities Act of 1933, as amended.

Registration Rights Agreement: the Registration Rights Agreement of even date herewith among the parties hereto, as the same may be amended modified, supplemented or restated from time to time.

Rule 144: Rule 144 promulgated under the Securities Act of 1933, as amended.

Subsidiary: any entity a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

Third Party Investor: any Person other than an Affiliate of DLI LLC.

Transfer: any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal.

IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

DLI HOLDING CORP.

By:	/s/ William McMenemy
Name:	William McMenemy
Title:	President

DLI HOLDING LLC

By:	/s/ James J. Connors, II
Name:	James J. Connors, II
Title:	Vice President and Secretary

/s/ William McMenemy
William McMenemy
300 E. 77th Street, #14B
New York, NY 10021

/s/ Charles J. Hinkaty
Charles J. Hinkaty
250 Southdown Road
Lloyd Harbor, NY 11743

/s/ Harvey P. Alstodt
Harvey P. Alstodt
111 E. 85th Street, #6E
New York, NY 10028

Exhibit A

SPOUSAL WAIVER

[INSERT NAME] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which [she] [he] may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to the Stockholders Agreement of DLI Holding Corp., dated as of [                    ], 2005, as the same may be amended, modified, supplemented or restated from time to time, except for rights in respect of the proceeds of any disposition of such Common Stock.

Name:

Schedule A

Management Stockholders

William McMenemy

Charles J. Hinkaty

Harvey P. Alstodt

Schedule B

Stockholder	Initial Amount of Capital Stock Held
DLI Holding LLC	4,223,864
William McMenemy	0
Charles J. Hinkaty	0
Harvey P. Alstodt	0